Exhibit 23.1


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 6, 1995, with respect to the financial statements of The Andersons Management Corp. (the "General Partner") and the consolidated financial statements of The Andersons (the "Partnership") in Amendment No. 3 to the Registration Statement (Form S-4 No. 33-58963) and related Joint Proxy Statement/Prospectus of The Andersons Management Corp. and The Andersons.

                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP

Toledo, Ohio
September 26, 1995